Exhibit 99.1

Media Contact:
Dana Stelsel
Corporate Communications Manager
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President, Finance & Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Third Quarter 2015 Results;

Achieves Record Profitability and Increases Full-Year Outlook

•	Record net sales of $531 million for third quarter 2015, up 8 percent year over year
•	Record operating income of $56.4 million, up 61 percent year over year
•	Both GAAP earnings and non-GAAP adjusted earnings of $0.47 per diluted share reflect improvements year over year of 88 percent and 81 percent, respectively
•	Non-GAAP adjusted earnings guidance for full year 2015 increases to $1.38 - $1.43 per diluted share, which would represent a year over year improvement of 58 percent at the midpoint of the range

LAFAYETTE, Ind. – October 27, 2015 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the third quarter ended September 30, 2015.

Net income for the third quarter of 2015 was $31.9 million, or $0.47 per diluted share, compared to third quarter 2014 net income of $18.3 million, or $0.25 per diluted share. Third quarter 2015 non-GAAP adjusted earnings increased $13.3 million to $31.9 million, or $0.47 per diluted share, from $18.6 million, or $0.26 per diluted share, for the third quarter 2014. Non-GAAP adjusted earnings for the third quarter of 2014 includes an early extinguishment of debt charge of $0.5 million incurred with regards to the Company’s term loan prepayment.

For the third quarter of 2015, the Company’s net sales increased 8 percent to a record $531 million from $492 million in the prior year quarter, and operating income increased 61 percent to a record quarter of $56.4 million compared to operating income of $34.9 million for the third quarter of 2014. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the third quarter of 2015 was $68.0 million, an increase of $21.4 million compared to the prior year period. On a trailing twelve month basis through September 30, 2015, the Company’s net sales exceeded $2.0 billion, net income totaled $90.1 million and Operating EBITDA increased to $207.0 million, or 10.3 percent of net sales.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except	September 30,	December 31,	March 31,	June 30,	September 30,
per share amounts)	2014	2014	2015	2015	2015

Net Sales	$491,697	$527,477	$437,597	$514,831	$531,350

Gross Profit Margin	12.5%	11.9%	13.1%	14.1%	16.2%

Income from Operations	$34,929	$34,137	$27,263	$42,054	$56,389

Net Income	$18,307	$19,088	$10,474	$28,649	$31,880

Diluted EPS	$0.25	$0.27	$0.15	$0.41	$0.47

Non-GAAP Measures(1):
Operating EBITDA	$46,619	$46,147	$39,135	$53,655	$68,030

Operating EBITDA Margin	9.5%	8.7%	8.9%	10.4%	12.8%

Adjusted Earnings	$18,630	$19,088	$13,788	$23,586	$31,880

Adjusted Diluted EPS	$0.26	$0.27	$0.19	$0.33	$0.47

Notes:

(1)	See “Non-GAAP Measures” below for a discussion of how the Company uses and defines non-GAAP financial measures.

Dick Giromini, president and chief executive officer, stated, “We are very pleased with the continued strong performance and our ability to deliver third quarter results that represent record achievement levels for net sales, gross profit, income from operations, operating margin and Operating EBITDA. The overall strength in the Company’s operating performance demonstrates that both the operational improvement initiatives and the transformative nature of our strategic growth efforts are paying strong dividends. All segments contributed significantly to the record performance this quarter as Commercial Trailer Products’ ongoing commitment to margin improvement and manufacturing excellence resulted in record level gross profit and operating income while Diversified Products’ performance provided significant year over year and sequential improvements. Through the first nine months of 2015 we have continued the momentum generated last year with strong operational execution and an accelerated pace of improvement from our record breaking 2014.”

Mr. Giromini continued, “New trailer shipments for the third quarter were approximately 16,500, just within the range of our previous guidance of 16,500 to 17,500 trailers. With three quarters now complete and a full order book for the remainder of the year, we fully expect to finish 2015 with the Company’s fourth consecutive year of record performance. As such, we are now updating and tightening our full-year trailer shipment guidance to 63,000 to 64,000 trailers and increasing our adjusted earnings guidance to $1.38 to $1.43 per diluted share. Longer term, supported by a healthy backlog of $1.1 billion, we believe the demand environment for trailers will remain strong as customer profitability, fleet age and regulatory compliance requirements all support an extended trailer cycle. Additionally, we expect continued growth from our strategic initiatives through new product introductions and market expansion opportunities.”

Third Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2015 and 2014, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended September 30, 2015

New trailers shipped	15,500	1,000	600
Net sales	$387,032	$120,219	$41,911
Gross profit	$52,497	$28,857	$5,310
Gross profit margin	13.6%	24.0%	12.7%
Income from operations	$45,610	$16,789	$1,322
Income from operations margin	11.8%	14.0%	3.2%

2014
New trailers shipped	14,700	850	800
Net sales	$351,951	$115,838	$45,166
Gross profit	$30,994	$24,691	$4,896
Gross profit margin	8.8%	21.3%	10.8%
Income from operations	$25,166	$13,071	$859
Income from operations margin	7.2%	11.3%	1.9%

Commercial Trailer Products achieved new quarterly records for gross profit, operating income and operating margin. Net sales were $387 million, an increase of $35 million, or 10.0 percent, on shipments of 15,500 trailers, or 800 more trailers than the prior year period. This increase in revenue was primarily due to a 5.4 percent increase in trailer shipments during the quarter as well as the ongoing commitment to improve the financial performance within the core trailer business. Driven by higher volumes, an improved pricing environment and continued operational improvements, gross profit and gross profit margin increased $21.5 million and 480 basis points, respectively, as compared to the same period last year. Operating income increased by $20.4 million from the third quarter last year to $45.6 million.

Diversified Products’ net sales increased $4 million, or 3.8 percent, as compared to the previous year period as the increase in tank trailer shipments was partially offset by lower sales of aviation and other non-trailer equipment-related offerings. Gross profit margin for the third quarter of 24.0 percent improved 270 basis points from the prior year period. In addition, gross profit and operating income increased $4.2 million and $3.7 million, respectively, compared to the prior year period. These year-over-year improvements are due primarily to increased tank trailer shipments, strong demand for the Company’s composite products, product mix and the successful execution of diversification initiatives to profitably grow the business.

Retail’s net sales of $42 million decreased 7.2 percent compared with the prior year period primarily due to lower shipments of new trailers, which were partially offset by the continued healthy demand for parts and service throughout the quarter. Gross profit margin improved 190 basis points compared to the prior year period due to a shift in product mix favoring higher-margined parts and service sales. Operating income of $1.3 million increased $0.5 million from the same period last year.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including Operating EBITDA, Operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. The Company provides this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring income recognized on the sale of former retail branch locations as well as charges related to losses incurred in connection with the Company’s extinguishment of debt. Historically, we have excluded from these measures the revaluation of deferred income tax assets due to changes in statutory tax rates. Management believes providing this measure and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Third Quarter 2015 Conference Call

Wabash National will conduct a conference call to review and discuss its third quarter results on October 28, 2015, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 20, 2016. Meeting access also will be available via conference call at 888-771-4371, participant code 40935749.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National(R), Beall(R), Benson(R), Brenner(R) Tank, Bulk Tank International, DuraPlate(R), Extract Technology(R), Garsite, Progress Tank, Transcraft(R), TST(R), Walker Barrier Systems, Walker Engineered Products, and Walker Transport. Visit www.wabashnational.com to learn more.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other engineered products, profitability and earnings, opportunity to capture higher margin sales, and the expectations regarding the Company’s growth and diversification strategies. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing capacity and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net sales	$531,350	$491,697	$1,483,778	$1,335,838
Cost of sales	445,328	430,069	1,268,153	1,165,925
Gross profit	86,022	61,628	215,625	169,913

General and administrative expenses	17,855	14,957	53,758	44,890
Selling expenses	6,462	6,271	20,216	20,361
Amortization of intangibles	5,316	5,471	15,945	16,413
Income from operations	56,389	34,929	125,706	88,249

Other income (expense):
Interest expense	(4,784)	(5,454)	(14,759)	(16,904)
Other, net	(187)	(610)	2,500	(1,626)
Income before income taxes	51,418	28,865	113,447	69,719
Income tax expense	19,538	10,558	42,445	27,877
Net income	$31,880	$18,307	$71,002	$41,842
Basic net income per share	$0.48	$0.26	$1.05	$0.60
Diluted net income per share	$0.47	$0.25	$1.01	$0.58

Comprehensive income
Net income	$31,880	$18,307	$71,002	$41,842
Foreign currency translation adjustment	(496)	(295)	(743)	(45)
Net comprehensive income	$31,384	$18,012	$70,259	$41,797

Basic net income per share:
Net income applicable to common stockholders	$31,880	$18,307	$71,002	$41,842
Undistributed earnings allocated to participating securities	-	(103)	-	(340)
Net income applicable to common stockholders excluding amounts
applicable to participating securities	$31,880	$18,204	$71,002	$41,502
Weighted average common shares outstanding	66,524	68,976	67,608	68,862
Basic net income per share	$0.48	$0.26	$1.05	$0.60

Diluted net income per share:
Net income applicable to common stockholders	$31,880	$18,307	$71,002	$41,842
Undistributed earnings allocated to participating securities	-	(103)	-	(340)
Net income applicable to common stockholders excluding
amounts applicable to participating securities	$31,880	$18,204	$71,002	$41,502

Weighted average common shares outstanding	66,524	68,976	67,608	68,862
Dilutive shares from assumed conversion of convertible senior notes	611	1,949	1,462	1,806
Dilutive stock options and restricted stock	907	994	1,019	855
Diluted weighted average common shares outstanding	68,042	71,919	70,089	71,523
Diluted net income per share	$0.47	$0.25	$1.01	$0.58

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified		Corporate and
Three Months Ended September 30,	Trailer Products	Products	Retail	Eliminations	Consolidated
2015
New trailers shipped	15,500	1,000	600	(600)	16,500
Used trailers shipped	250	50	250	(50)	500

New Trailers	$375,999	$64,360	$15,456	$(13,565)	$442,250
Used Trailers	5,397	921	3,785	(741)	9,362
Components, parts and service	1,658	25,289	21,856	(3,172)	45,631
Equipment and other	3,978	29,649	814	(334)	34,107
Total net external sales	$387,032	$120,219	$41,911	$(17,812)	$531,350

Gross profit	$52,497	$28,857	$5,310	$(642)	$86,022
Income (Loss) from operations	$45,610	$16,789	$1,322	$(7,332)	$56,389

2014
New trailers shipped	14,700	850	800	(750)	15,600
Used trailers shipped	200	50	350	-	600

New Trailers	$344,416	$53,689	$20,701	$(17,737)	$401,069
Used Trailers	1,956	908	4,164	-	7,028
Components, parts and service	954	24,220	19,430	(3,623)	40,981
Equipment and other	4,625	37,021	871	102	42,619
Total net external sales	$351,951	$115,838	$45,166	$(21,258)	$491,697

Gross profit	$30,994	$24,691	$4,896	$1,047	$61,628
Income (Loss) from operations	$25,166	$13,071	$859	$(4,167)	$34,929

Nine Months Ended September 30,
2015
New trailers shipped	45,250	2,650	2,050	(2,200)	47,750
Used trailers shipped	650	100	750	(50)	1,450

New Trailers	$1,067,326	$169,612	$54,431	$(52,168)	$1,239,201
Used Trailers	13,588	3,412	10,650	(2,157)	25,493
Components, parts and service	4,629	72,047	63,362	(9,391)	130,647
Equipment and other	10,511	77,077	2,072	(1,223)	88,437
Total net external sales	$1,096,054	$322,148	$130,515	$(64,939)	$1,483,778

Gross profit	$128,259	$73,864	$15,468	$(1,966)	$215,625
Income (Loss) from operations	$107,394	$36,383	$3,811	$(21,882)	$125,706

2014
New trailers shipped	37,800	2,550	2,500	(2,400)	40,450
Used trailers shipped	3,050	100	1,300	-	4,450

New Trailers	$880,541	$162,626	$65,283	$(54,681)	$1,053,769
Used Trailers	21,788	3,345	12,970	-	38,103
Components, parts and service	2,404	81,360	61,562	(10,809)	134,517
Equipment and other	11,112	95,904	2,571	(138)	109,449
Total net external sales	$915,845	$343,235	$142,386	$(65,628)	$1,335,838

Gross profit	$73,952	$76,822	$16,025	$3,114	$169,913
Income (Loss) from operations	$55,948	$40,643	$3,190	$(11,532)	$88,249

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$197,187	$146,113
Accounts receivable	138,950	135,206
Inventories	227,510	177,144
Deferred income taxes	19,772	16,993
Prepaid expenses and other	18,265	10,203
Total current assets	$601,684	$485,659

Property, plant and equipment	136,533	142,892

Deferred income taxes	1,429	-

Goodwill	149,676	149,603

Intangible assets	121,081	137,100

Other assets	13,968	13,397
	$1,024,371	$928,651

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$2,440	$496
Current portion of capital lease obligations	853	1,458
Accounts payable	131,513	96,213
Other accrued liabilities	111,855	88,690
Total current liabilities	$246,661	$186,857

Long-term debt	327,639	324,777

Capital lease obligations	2,065	5,796

Deferred income taxes	1,764	2,349

Other noncurrent liabilities	19,551	18,040

Commitments and contingencies

Stockholders' equity	426,691	390,832
	$1,024,371	$928,651

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

Nine Months Ended September 30,
2015	2014

Cash flows from operating activities
Net income	$71,002	$41,842
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,514	12,730
Amortization of intangibles	15,945	16,413
Net gain on the sale of assets	(8,315)	(43)
Deferred income taxes	(4,772)	14,571
Loss on debt extinguishment	5,620	1,042
Stock-based compensation	6,655	5,509
Accretion of debt discount	3,366	3,624
Changes in operating assets and liabilities
Accounts receivable	(3,744)	(31,263)
Inventories	(50,366)	(79,534)
Prepaid expenses and other	(2,704)	2,721
Accounts payable and accrued liabilities	58,465	25,094
Other, net	1,025	2,004
Net cash provided by operating activities	$104,691	$14,710

Cash flows from investing activities
Capital expenditures	(12,554)	(9,017)
Proceeds from the sale of property, plant & equipment	13,180	86
Other, net	(5,358)	4,142
Net cash used in investing activities	$(4,732)	$(4,789)

Cash flows from financing activities
Proceeds from exercise of stock options	1,959	1,789
Borrowings under revolving credit facilities	665	565
Payments under revolving credit facilities	(613)	(565)
Principal payments under capital lease obligations	(3,964)	(1,492)
Proceeds from issuance of term loan credit facility	192,845	-
Principal payments under term loan credit facility	(193,809)	(42,078)
Principal payments under industrial revenue bond	(370)	(354)
Debt issuance costs paid	(2,581)	-
Stock repurchase	(43,017)	(1,497)
Net cash used in financing activities	$(48,885)	$(43,632)

Net increase (decrease) in cash and cash equivalents	$51,074	$(33,711)
Cash and cash equivalents at beginning of period	146,113	113,262
Cash and cash equivalents at end of period	$197,187	$79,551

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA1:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$31,880	$18,307	$71,002	$41,842
Income tax expense	19,538	10,558	42,445	27,877
Interest expense	4,784	5,454	14,759	16,904
Depreciation and amortization	9,525	9,779	28,459	29,143
Stock-based compensation	2,116	1,911	6,655	5,509
Other non-operating (income) expense	187	610	(2,500)	1,626
Operating EBITDA	$68,030	$46,619	$160,820	$122,901

	Three Months Ended				Trailing Twelve Months
	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	September 30, 2015
Net income	$19,088	$10,474	$28,649	$31,880	$90,091
Income tax expense	9,655	6,234	16,672	19,538	52,099
Interest expense	5,261	5,173	4,802	4,784	20,020
Depreciation and amortization	9,686	9,452	9,482	9,525	38,145
Stock-based compensation	2,324	2,420	2,119	2,116	8,979
Other non-operating (income) expense	133	5,382	(8,069)	187	(2,367)
Operating EBITDA	$46,147	$39,135	$53,655	$68,030	$206,967

Adjusted Earnings2:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$31,880	$0.47	$18,307	$0.25	$71,002	$1.01	$41,842	$0.59

Adjustments:
Revaluation of net deferred income tax assets due to changes in statutory tax rates	-	-	-	-	-	-	1,041	0.01
Branch Transactions, net of taxes	-	-	-	-	(5,274)	(0.08)	365	0.01
Loss on debt extinguishment, net of taxes	-	-	323	-	3,525	0.05	625	0.01

Adjusted earnings	$31,880	$0.47	$18,630	$0.26	$69,253	$0.99	$43,873	$0.61

Weighted Average # of Diluted Shares O/S	68,042		71,919		70,089		71,523

	Three Months Ended
	December 31, 2014		March 31, 2015		June 30, 2015
	$	Per Share	$	Per Share	$	Per Share

Net Income	$19,088	$0.27	$10,474	$0.15	$28,649	$0.41

Adjustments:
Loss on debt extinguishment, net of taxes	-	-	3,314	0.05	211	-
Branch Transactions, net of taxes	-	-	-	-	(5,274)	(0.07)

Adjusted earnings	$19,088	$0.27	$13,788	$0.19	$23,586	$0.33

Weighted Average # of Diluted Shares O/S	69,685		71,557		70,694

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense.

2Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring income recognized on the sale of former retail branch locations as well as charges related to losses incurred in connection with the Company’s extinguishment of debt.  Historically, we have excluded from these measures the revaluation of deferred income tax assets due to changes in statutory tax rates.